                                                                      EXHIBIT 10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 9 to this Registration Statement on Form N-4 of Commonwealth Annuity and Life Insurance Company of our report dated April 13, 2017 relating to the financial statements of Commonwealth Annuity and Life Insurance Company, and our report dated April 6, 2017 relating to the financial statements of Commonwealth Annuity Separate Account A, both of which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 24, 2017